EXHIBIT 99.1

FOR IMMEDIATE RELEASE

NACEL ENERGY UPDATES CORPORATE FINANCING

PHOENIX, AZ – Thursday, October 7, 2010 – NACEL Energy Corporation (OTC BB: “NCEN”) (FRANKFURT: “4FC”) (the “Company”) today confirmed it has now closed and received $300,000 in capital funding, being the amount due under a $300,000 Secured & Collateralized Promissory Note executed earlier this year with JMJ Financial. This Note is one of a series of similarly structured Notes which, if all are closed and fully funded as contemplated over the next 36 months, will provide NACEL with an aggregate $4.3 million in capital funding.

NACEL Energy Chief Executive Officer, Mark Schaftlein, stated:

 “NACEL continues to invest in our core wind power business.  In addition to funding our six existing projects in Texas and Arizona, the Company also intends to pursue opportunities in other States, with the longer term goal of securing a larger portfolio of wind energy assets than the Company possesses today, with enhanced geographic and power market diversity.”

Under the terms of NACEL’s funding arrangement with JMJ Financial future transactions are not a certainty, but are dependent upon events, including, without limitation, the Company’s progress in developing its wind energy projects, its financial condition and other business factors.

For further information, please refer to the Company’s Form 8-K previously filed on March 30, 2010 and the accompanying news release issued the same day.

About NACEL Energy Corporation (OTC BB: NCEN)

NACEL Energy is one of the first publicly traded companies in America exclusively developing clean, renewable, utility scale wind power.  The Company currently anticipates generating an aggregate 130 megawatts of new wind power upon the commissioning of its Snowflake project in Arizona, in addition to Leila Lake, Hedley Pointe, Swisher, Channing Flats and Blue Creek, all located in the Texas Panhandle. NACEL Energy was founded in 2006 and successfully completed its IPO in December of 2007.

Read all NACEL Energy’s past news releases at http://www.nacelenergy.com/news/archive.html

NACEL Energy
The WIND POWER COMPANYTM

Notice regarding Forward-Looking Statements

Statements in this press release relating to NACEL Energy’s plans, strategies, economic performance and trends, projections of results of specific activities, and other statements that are not descriptions or historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors inherent in NACEL Energy’s business. Forward-looking statements may be identified by words such as “should,” ”may,” “will,” “anticipate,” “expect,” “estimate,” “intend” or “continue,” or comparable words or phrases. This press release cautions that that there are no assurances that NACEL Energy will complete further funding transactions, or, if further funding transactions do occur, the number of potential transactions is uncertain and dependent on a number of factors as noted in its Form 8-K filed on March 30, 2010. In addition, NACEL Energy cautions that it must undertake and complete many steps in the development model before the generation of wind energy can commence. Among the numerous items which have to be completed in this regard include, without limitation, obtaining pertinent agreements and permits, construction of project facilities, satisfying financial requirements and other burdens. Interested persons are encouraged to read the SEC reports of NACEL Energy, particularly its Annual Report on Form 10-K for the fiscal year ended March 31, 2010 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, for meaningful cautionary language disclosing why actual results may vary materially from those anticipated by management.

Contact:

NACEL Energy Investor Relations
1-888-242-5848